Exhibit 99.1

February 2016 Corporate Overview

Forward Looking Statements This presentation contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words such as “will,” “may,” “intends,” “anticipate(s),” “plan,” “enables,” “facilitates,” “potentially,” “look forward,” “on track,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events including, but not limited to: the marketing of Eagle products by the sales team at Spectrum Pharmaceuticals (“Spectrum”); Eagle’s plan to hire 20 direct sales representatives; the approval of, and marketing, sale, and distribution of, Docetaxel Injection Concentrate, Non-Alcohol Formula, under the licensing agreement with Teikoku Pharma USA (“Teikoku); the results of data analysis of the RYANODEX® study; the achievement of milestones under the license agreement with Cephalon, Inc., a wholly-owned subsidiary of Teva Pharmaceutical Industries Ltd (“Teva”), for the U.S. and Canadian rights to BENDEKA® and their impact on Eagle’s profitability; the replication of the success of our sales of RYANODEX® for our other product candidates, including our RTU bivalirudin candidate and tentatively-approved liquid bendamustine product in the 500ml bag; and the impact of such anticipated events and outcomes on Eagle’s profitability. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks include, but are not limited to: the success of our commercial relationship with the Spectrum sales team; our ability to hire, and the success of, the direct sales representatives we plan to hire; success in gaining timely FDA approval of the rapid infusion bendamustine product for the treatment of patients with CLL and patients with indolent B-cell NHL that has progressed during or within six months of treatment with rituximab or a rituximab-containing regimen, and for the RTU bivalirudin product for the treatment of patients (1) undergoing percutaneous coronary intervention (PCI) with use of glycoprotein IIb/IIIa inhibitor, (2) undergoing PCI with, or at risk of, heparin-induced thrombocytopenia and thrombosis syndrome, and/or (3) with unstable angina undergoing percutaneous transluminal coronary angioplasty (PTCA), if at all; the timing and level of success of a future launch of BENDEKA by Teva and the RTU bivalirudin product by Eagle; the success of our commercial relationship with Teva and the parties’ ability to work effectively together; whether Eagle and Teva will successfully perform their respective obligations under the license agreement; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations applicable to manufacturing facilities, products and/or businesses; general economic conditions; the strength and enforceability of our intellectual property rights; the timing of product launches; the successful marketing of our products; the risks inherent in the early stages of drug development and in conducting clinical trials; and other factors that are discussed in Eagle’s Annual Report on Form 10-K for the year ended September 30, 2014, and its other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Eagle is a fully commercial specialty company with a broad portfolio and deep near-term pipeline

Activity through May 2016 Bendeka™ launch with Teva: Expect complete / near-complete conversion to Bendeka by April 1 Anticipate FDA decision on 3 years of exclusivity due to running a clinical trial, and for 7 years of marketing exclusivity Anticipate J-code decision Bivalirudin RTU PDUFA March 2016; likely next entrant in limited market Right to launch tentatively approved Bendamustine RTD (500mL) May 1, 2016 Docetaxel launch – first units shipped in January Ryanodex, Argatroban and Diclofenac currently in-market generating revenue FDA meeting to discuss potential Ryanodex label expansion to treat EHS Added pipeline driving growth beyond 2020 Potential Pemetrexed launch ahead of other generics Exploring additional Ryanodex label expansion opportunity to treat Ecstasy overdose Internal and AMRI development programs underway for 4+ product candidates Strong YoY growth anticipated through 2020 WITHOUT deployment of cash or the balance sheet Buildup of cash plus balance sheet provides opportunity to increase value in addition to the significant organic growth already in place Eagle Poised for Strong Growth through 2020

Growing Product Portfolio + Attractive Late-Stage Pipeline + Commercial Platform Significant growth potential with product sales and royalty income from growing commercialized portfolio 7 products marketed by May 1, 2016 addressing large markets Marketed by May 1, ‘16 Near-Term New Pipeline Ryanodex® (dantrolene sodium) Injectable Suspension for malignant hypothermia Argatroban Diclofenac / misoprostol Bendamustine 500mL Right to launch; May 2016 potential RTU Bivalirudin NDA filed May ’15 FDA ruling expected Mar ‘16 Docetaxel FDA approved Dec ‘15 Bendeka ® FDA approved Dec ‘15 Exclusive marketing license with Teva Orange book patents thru ‘33 Ryanodex for Exertional Heat Stroke Clinical trial complete, meeting with FDA shortly RTU Pemetrexed (Lilly’s Alimta) NDA to be filed late ‘16 May launch ahead of other generics as early as mid ‘19 Ryanodex for Ecstasy overdose and Methamphetamine (over 125,000 cases per year) AMRI development program Eagle internal development 1) NDA targeted to reduce number of injections of $400M growing market Entry prior to first generic approximately ’19 2) Undisclosed

32 proven and seasoned Spectrum professionals focused in the hematology and oncology space Devote 80% of time to selling up to six Eagle products Target infusion centers, hospitals and oncology purchasing groups Attractive financial terms for both parties Eagle to pay Spectrum potential total payment of up to $22 million in base fee and specified milestones over 18 mos. Option for 6 month renewal periods upon mutual agreement Agreement will maximize product revenue stream at low risk / cost Eagle Will Have Over 50 Sales Reps Calling on Hospitals and Cancer Centers Eagle to hire up to 20 new direct sales reps by end of Q1 who will work with Spectrum Sales Team Will ultimately form core of Eagle’s internal sales team Positions Eagle for successful transition from development-stage company to commercial provider External Internal

Significant market opportunity: Teva responsible for all commercial activities with Eagle supplying product for specified time period $45M cash payment received from Teva Up to $65M in additional milestone payments subject to: Achievement of certain sales levels Achievement of certain reimbursement criteria Royalty payments: 20% royalty on net sales of Bendeka (50mL) Eagle may earn an incremental step-up royalty upon the achievement of reimbursement milestone Option to terminate agreement under certain circumstances and commercialize Bendeka Option to launch tentatively approved Bendamustine RTD (500mL) product in the U.S. on May 1, 2016 Six patents issued and listed in Orange Book list running from 2026-2033 Exclusive Marketing Agreement with Teva for Bendeka® (50 mL Rapid Infusion)

Six Orange Book Listed Patents Running from 2026-2033 Protects Longevity of Bendamustine Franchise U.S. Patent No. Patent Expiration 8,609,707 8/11/2031 8,791,270*PED1 7/12/2026 9,000,021 3/15/2033 9,034,908 3/15/2033 9,144,568 3/15/2033 9,265,831 1/28/2031 1 Owned by Teva Pharmaceutical Industries Ltd.

Multiple Benefits of Bendeka® (50mL) Less chair time: 30 or 60 min. reduced to 10 min. Less volume & issues related to 50mL vs. 500mL admixture Patient Less nursing time required Nurse 90% reduction in NaCl – renal suppressed population Medical/ Patient Additional patients treated in the cancer clinic enabled by shorter infusion time Economic To be discussed at a future date Safety

Bivalirudin RTU Stable, liquid intravenous formulation of Angiomax1 Brand sales over $635M2 Near-term Opportunity PDUFA date: March 19, 2016 Eagle is likely the next entrant in March ‘16 in a limited market Hospira’s marketed generic at risk on 1st day of launch due to Appellate Court decision being vacated Sandoz’s authorized generic can come off the market contractually at Medicines Co. discretion if Hospira exits the market Additional generics are not likely to enter the market until the appellate situation is resolved Two patents issued; third patent filed Q1 2014 1 Angiomax® (bivalirudin) / Angiox® (bivalirudin) (The Medicines Company) 2 Worldwide Angiomax/Angiox sales in 2014 of $635.7 million, source: The Medicines Company press release dated 2/18/2015.

Multiple Benefits vs. Angiomax RTU Bivalirudin Angiomax1 API Bivalirudin Bivalirudin Formulation Ready-to-Use Liquid Lyophilized Powder Administration IV Solution IV Solution Reconstitution Required? NO Yes Initial Dilution Required? NO Yes 1 Angiomax® (bivalirudin) / Angiox® (bivalirudin) (The Medicines Company) Immediate administration Increases work flow Reduces risk of dosing errors

No change to SOC for MH treatment in over 30 years Often fatal if untreated Ryanodex approved in July 2014 Optimized formulation of dantrolene sodium Reduces to 5mL (1 vial) vs. 720 mL (12 vials) for old product Breakthrough change Protected market position Three patents issued + one filed Orphan drug designation for MH (U.S. & Europe) Granted seven years market exclusivity in US Ryanodex® (dantrolene sodium) for Malignant Hyperthermia (MH)

Exertional Heat Stroke (EHS) Sudden, unpredictable and life-threatening condition Patient population impacted: military, student athletes, athletes, construction workers, migrant workers, and firemen A leading cause of student athlete death (US) & non-combat military deaths Similarities to MH Potential for Ryanodex to be first to market for EHS Orphan drug designation for EHS Potential for 7 years of exclusivity Market estimated at $400M Hired Sherry Korczynski as SVP of Marketing Initial Label Expansion Opportunity

Completed Safety & Efficacy study to evaluate Ryanodex for treatment of EHS during during Hajj pilgrimage in Saudi Arabia (Sept. 22-27) 34 patients randomized 1:1 to receive standard of care1 (SOC) or SOC + Ryanodex Inclusion protocol criteria required that patients showed hallmark clinical features of EHS including: 18-45 years of age who experienced exertional physical activity within previous 24 hours; Presence of neurological impairment, evaluated using the Glasgow Coma Scale; Core body temperature of 104 degrees Fahrenheit; and Tachycardia (at least 100 heart beats per minute) EHS Clinical Study: September 2015 1SOC: body cooling by physical methods (e.g. cold water immersion, cold water mist, ice packs application) and supportive measures

EHS Initial Study Results

Ryanodex®
(dantrolene sodium)
for injectable suspension

- Ryanodex with current standard of care[1] (SOC) showed substantial evidence of increased effectiveness in treating EHS than SOC alone

Cumulative Incidence of Glasgow Coma Scale (GCS) Score ≥13 at 90 min. Post-Randomization

	Ryanodex + SOC n=17	**SOC Only** n=17
N (%) of Patients	5 (29.4%)	2 (11.8%)

- Patients in Group A (Ryanodex + SOC) reached desired cooling outcome faster than patients in Group B (SOC Only)

Cooling Time to Normal Temperature
All Patients

Duration of SOC (in Minutes)	**Ryanodex + SOC** n=17	**SOC Only** n=17
Mean	**55.1**	**70.4**
Minimum	15	24
Maximum	105	180

Cooling Time to Normal Temperature
Patients who Resolve from Glasgow

Duration of SOC (in Minutes)	**Ryanodex + SOC** n=5	**SOC Only** n=2
Mean	**50.6**	**68.0**
Minimum	21	34
Maximum	65	102

EAGLE PHARMACEUTICALS

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[1]SOC: body cooling by physical methods (e.g. cold water immersion, cold water mist, ice packs application) and supportive measures

Lilly’s Alimta patent infringement lawsuit win should prevent current ANDA filers from launching until May 24, 2022 Eagle plans to file Pemetrexed RTU NDA in late 2016 Registration batches have been produced We believe our patent position may enable us to bring the product to market as early as Q4 2017 30 month stay to expire 1st half of 2019 $1.2B market opportunity1 Pemetrexed 1 Alimta® (pemetrexed) (Eli Lilly & Co.). Source: Eli Lilly & Co. press release dated 1/30/2015: (U.S. sales)

Need for alcohol-free docetaxel after FDA issued Drug Safety warning that docetaxel may cause symptoms of alcohol intoxication after treatment Some U.S. hospitals and clinics require patients to wait 2 or more hours after treatment For treatment of breast cancer, non-small cell lung cancer, prostate cancer, gastric adenocarcinoma, and head and neck cancer Approved by the FDA in Dec ‘15 and shipped in January Eagle holds exclusive right to market, sell and distribute in the U.S. Market for generic docetaxel is approximately $75M First Docetaxel Injection Concentrate, Non-Alcohol Formulation Approved in the U.S.

Building Pipeline for Long Term Growth Ryanodex for the treatment of Ecstasy overdose and Methamphetamine (over 125,000 new cases per year) Label expansion opportunity with potential fourth indication AMRI Development Program Joint development program for several new product candidates AMRI to provide drug development and manufacturing once approved by the FDA Eagle responsible clinical trials, regulatory submissions, and commercial distribution in the U.S. New NDA under development targeted to reduce number of injections of $400M growing market Entry prior to first generic approximately 2019 Undisclosed next project

Activity through May 2016 Bendeka™ launch with Teva: Expect complete / near-complete conversion to Bendeka by April 1 Anticipate FDA decision on 3 years of exclusivity due to running a clinical trial, and for 7 years of marketing exclusivity Anticipate J-code decision Bivalirudin RTU PDUFA March 2016; likely next entrant in limited market Right to launch tentatively approved Bendamustine RTD (500mL) May 1, 2016 Docetaxel launch – first units shipped in January Ryanodex, Argatroban and Diclofenac currently in-market generating revenue FDA meeting to discuss potential Ryanodex label expansion to treat EHS Added pipeline driving growth beyond 2020 Potential Pemetrexed launch ahead of other generics Exploring additional Ryanodex label expansion opportunity to treat Ecstasy overdose Internal and AMRI development programs underway for 4+ product candidates Strong YoY growth anticipated through 2020 WITHOUT deployment of cash or the balance sheet Buildup of cash plus balance sheet provides opportunity to increase value in addition to the significant organic growth already in place Eagle Poised for Strong Growth through 2020